Inversiones Sol Energia Chile Ltda.
                               Statement of Income
                 For the Twelve Months Ended September 30, 1999
                                   (Unaudited)
                                    ($000's)

      Dividend Income                             $ 2,119

      Expenses                                        201

      Other Income (Deductions)                        88
                                                  --------
      Net Income Before Tax                         2,006

      Income Tax Expense                              703

      Net Income                                  $ 1,303